Exhibit 3.35

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/29/1995
950145906 - 2506013

CERTIFICATE OF INCORPORATION

OF

ROYAL PLASTICS GROUP (U.S.A.) LIMITED

A. STOCK CORPORATION

I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation (the “Corporation”) is Royal Plastics Group (U.S.A.) Limited.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: Section 1. Authorized Stock. The total number of shares which the Corporation shall have authority to issue is 5,000 shares, consisting of 4,900 shares of Preferred Stock, without par value (hereinafter called “Preferred Stock”), and 100 shares of Common Stock, without par value (hereinafter called “Common Stock”).

Section 2. Preferred Stock. Shares of Preferred Stock of any class or of any series of any class may be issued from time to time.

The Board of Directors of the Corporation hereby is authorized, within the limitations and restrictions stated in this Article Fourth, to fix by resolution or resolutions the designation of each class of Preferred Stock or series thereof and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware.

Section 3. Common Stock. The Common Stock shall be subject to all of the preferences and rights of the Preferred Stock and any class or series thereof that may be fixed by a resolution or resolutions of the Board of Directors pursuant to this Article Fourth, and shall have the following terms:

(a) Voting Rights. The holders of Common Stock shall be entitled to one vote for each share of Common Stock held by them on all matters to be voted on by the stockholders of the Corporation.

(b) Dividends. The holders of Common Stock shall be entitled to receive dividends as and when declared by the Board of Directors out of any funds legally available for payment of such dividends.

(c) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation legally available for distribution.

FIFTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

SIXTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SEVENTH: Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

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EIGHTH: In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

TENTH: The name and mailing address of the incorporator is Rebecca L. Foley, 77 West Wacker, Suite 3400, Chicago, Illinois 60601-1692.

ELEVENTH: The name and mailing address of the persons who are to serve as the directors of the Corporation until the first annual meeting of stockholders or until their respective successors are elected and qualified are as follows:

NAME	MAILING ADDRESS

Vittorio De Zen	4945 Steeles Avenue West
Weston, Ontario
CANADA M9L1R4

Sergio De Zen	4945 Steeles Avenue West
Weston, Ontario
CANADA M9L1R4

IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 28th day of June 1995.

/s/ Rebecca L. Foley
Rebecca L. Foley

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/31/1996
960030111 - 2506013

CERTIFICATE OF DESIGNATIONS

OF

SERIES A PREFERRED STOCK

OF

ROYAL PLASTICS GROUP (U.S.A.) LIMITED

Pursuant to Section 151 of the General
Corporation Law of the State of Delaware

Royal Plastics Group (U.S.A.) Limited (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: The Certificate of incorporation of the Corporation authorizes the issuance of up to 4,900 shares of Preferred Stock, without par value (the “Preferred Stock”), and further authorizes the Board of Directors of the Corporation, by resolution or resolutions, to fix (i) the designation of each class or series of the Preferred Stock, and (ii) the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, provisions concerning voting, redemption, dividends, dissolution and distribution of assets, conversion or exchange.

SECOND: On January 30, 1996, the Board of Directors of the Corporation adopted the following resolutions authorizing the creation and issuance of Preferred Stock to be known as Series A Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, the powers, preferences, and rights, and qualifications, limitations or restrictions of the series, consisting of 130 shares, without par value, of the corporation’s Preferred Stock are as set forth in the Corporation’s Certificate of Incorporation and in the certificate of designations to be filed with the Secretary of State of the State of Delaware with respect to such series of Preferred Stock (the “Certificate of Designations”) as follows:

1. Designation and Amount. The shares of such series of Preferred Stock shall be designated as “Series A Preferred Stock” (the “Series A Preferred Stock”), and the number of shares constituting such series shall be 130. The initial liquidation preference of the Series A Preferred Stock shall be $100,000 per share (the “Liquidation Value”).

2. Rank. The Series A Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank: (i) senior to both the Corporation’s Common Stock, without par value (“Common Stock”), and to all classes and series of stock of the Corporation now or hereafter authorized, issued or outstanding which by their terms expressly provide that they are junior to the Series A Preferred Stock, or which do not specify their rank as to, distributions upon the liquidation, winding up and dissolution of the Corporation (collectively with the Common Stock, the “Junior Securities”); (ii) on a parity with each other class of capital stock or series of Preferred Stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series will rank on a parity with the Series A Preferred Stock as to distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as “Parity Securities”), provided, however, that any such Parity Securities that were not approved by the holder of Series A Preferred Stock in accordance with Section 7(b) hereof shall be deemed to be Junior Securities and not Parity Securities; and (iii) junior to each other class of capital stock or other series of preferred stock issued by the Corporation after the date hereof the terms of which have been approved by the holders of the Series A Preferred Stock in accordance with Section 7(b) hereof and which specifically provide that such class or series will rank senior to the Series A Preferred Stock as to distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as “Senior Securities”).

3. Dividends. (a) The holders of shares of the Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, only such dividends, if any, as may be declared by the Corporation’s Board of Directors.

(b) (i) So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the prior consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, declare,

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pay or set apart for payment any dividend or make any distribution or payment on Junior Securities, or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities, whether directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than dividends or distributions payable in additional shares of Junior Securities to holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities, and thereafter, neither the Corporation nor any Corporation or other entity directly or indirectly controlled by the Corporation shall make any such declaration, payment, setting apart for payment, purchase, redemption, retirement or distribution, if, (i) any discretionary dividend on the Series A Preferred Stock has been declared by the Board of Directors but has not yet been paid or set aside for payment, or (ii) immediately after giving effect to such payment, the Corporation would have insufficient funds to redeem the Series A Preferred Stock as provided herein.

(ii) So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the prior consent of the holders of at least two-thirds of the outstanding Series A Preferred Stock, declare, pay or set apart for payment any dividend or make any distribution or payment on any Junior Securities or Parity Securities, or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or retirement of, Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Parity Securities, whether directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than dividends or distributions payable in additional shares of Parity Securities to holders of Parity Securities), and shall not Permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Parity Securities, and thereafter, neither the Corporation nor any Corporation or other entity directly or indirectly controlled by the Corporation shall make any such declaration, payment, setting apart for payment, purchase, redemption, retirement or distribution, if, (i) any discretionary dividend on the Series A Preferred Stock has declared by the Board of Directors but has not yet been paid or set aside for payment, or (ii) immediately after giving effect to such payment,

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the Corporation would have insufficient funds to redeem the Series A Preferred Stock as provided herein.

4. Liquidation Preference. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to 100% of the Liquidation Value for each share of Series A Preferred Stock outstanding, plus an amount in cash equal to all declared but unpaid dividends, if any, thereon to the date of liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. If the liquidation payments payable to the holders of outstanding shares of Series A Preferred Stock are made, the holders of shares of Series A Preferred Stock then outstanding shall not he entitled to any further payment out of the assets of the Corporation remaining after such payment. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full.

(b) For the purposes of this Section 4, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with any one or more other corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

5. Redemption; Required Redemption. (a) The Corporation may, at its option, redeem in whole at any time or in part from time to time (and, if in part, by lot or pro rata from each holder as the Corporation shall elect), in the manner hereinafter provided, shares of Series A Preferred Stock, at a redemption price per share, payable in cash, equal to 100% of the Liquidation Value thereof plus 100% of the sum of declared but unpaid dividends, if any, thereon.

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(b) (i) In the event that the Corporation shall redeem shares of Series A Preferred Stock pursuant to Section 5(a) hereof, notice of such redemption shall be mailed by first-class mail, postage prepaid, not less than 7 days or more than 15 days prior to the redemption date to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the Corporation; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares so to be redeemed except as to the holder to whom the Corporation has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed and the manner in which such shares were selected for redemption; (iii) the redemption price per share; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(ii) Notice by the Corporation having been mailed as provided in Section 5(b)(i) hereof, and provided that on or before the applicable redemption date funds, if any, necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for or entitled to redemption, so as to be and to continue to be available therefor, then, from and after the redemption date (unless the Corporation defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid), said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the applicable redemption price) shall cease. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice of redemption shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price as aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cast to the holder thereof.

(c) Each holder of Series A Preferred Stock may, upon the giving of not less than 7 days’ written notice to the Corporation, require the Corporation to redeem on any business day specified by such holder all or any portion of the shares of Series A Preferred Stock held by such holder at a price per

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share, payable in cash, equal to 100% of the Liquidation Value of the shares to be purchased and redeemed plus 100% of the sum of declared but unpaid dividends, if any, thereon. Each such notice shall state: (i) the business day upon which the shares of Series A Preferred Stock are to be redeemed; and (ii) the number of shares of Series A Preferred Stock to be redeemed. Upon surrender at the Corporation’s principal executive offices of the certificates for any shares redeemed pursuant to this Section 5(c) (properly endorsed or assigned for transfer) and payment by the Corporation of the redemption price, all rights of the holder of such redeemed shares as a stockholder of the Corporation shall cease. The right of each holder pursuant to this Section 5(c) may be exercised in whole at any time or in part from time to time.

6. Reacquired Shares. Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares reacquired by purchase, shall (upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”)) have the status of authorized, unissued and undesignated shares of Preferred Stock and may be redesignated and reissued as part of any class or series of Preferred Stock other than the Series A Preferred Stock.

7. Voting Rights. In addition to any voting rights provided by the DGCL, the holders of Series A Preferred Stock shall have the following voting rights:

(a) General. Except as required in this Section 7 and as otherwise required by the DGCL, shares of Series A Preferred Stock shall have no voting rights.

(b) Voting Rights on Extraordinary Matters. In addition to any vote or consent of stockholders required by the DGCL, the approval of holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a class, shall be required (i) to amend the Certificate of Incorporation of the Corporation to increase the authorized number of shares of Preferred Stock or to authorize the creation or issuance, or the increase in the authorized amount, of any Parity Securities or Senior Securities, or to authorize the creation or issuance of securities convertible into or exchangeable for, or options, warrants or other rights to acquire, any Parity Securities or Senior Securities, (ii) to reclassify any series of Junior Securities to Senior Securities or Parity Securities, (iii) to amend, repeal or change any of the provisions of the Certificate of Incorporation of the Corporation or the provisions of this Certificate of Designation in any manner that would alter or change the powers, preferences or

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special rights of the shares of Series A Preferred Stock so as to affect them adversely, including without limitation changing the voting percentage required for approval by the holders of Series A Preferred stock of the foregoing matters, (iv) otherwise to restrict the rights, preferences or privileges of the Series A Preferred Stock, or (v) to authorize the consolidation or merger of the corporation with or into another Person (whether or not the corporation is the Surviving Person), or the sale, assignment, transfer, lease, conveyance or other disposal of all or substantially all of its properties or assets in one or more related transactions to another Person unless: (A) the Corporation is the Surviving Person or the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (B) the Series A Preferred stock is converted into or exchanged for and becomes shares of the Surviving Person (if other than the Corporation), having in respect of the Surviving Person substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction and such corporation will have no class of shares either authorized or outstanding ranking prior to or on a parity with the Series A Preferred Stock except the same number of shares ranking prior to or on a parity with the Series A Preferred Stock and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding any such transaction.

8. Conversion or Exchange. Shares of Series A Preferred Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or series of Preferred Stock or any other class or classes of stock of the Corporation.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf and attested on this 30th day of January, 1996 by duly authorized officers of the Corporation.

ROYAL PLASTICS GROUP (U.S.A.)
LIMITED

By:	/s/ Vittorio De Zen
Name: Vittorio De Zen
Title: President

ATTEST:

By:	/s/ Sergio De Zen
Name: Sergio De Zen
Title: Treasurer

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UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS OF

ROYAL PLASTICS GROUP (U.S.A.) LIMITED

The undersigned, being all of the directors of ROYAL PLASTICS GROUP (U.S.A.) LIMITED, a Delaware corporation (the “Corporation”), do hereby consent to the adoption of, and do hereby adopt, the following preambles and resolutions by written consent, without a meeting, pursuant to the authority granted under Section 141 (f) of the General Corporation Law of the State of Delaware:

WHEREAS, the Corporation is considering the purchase of shares of stock of Steelewood Extruding Corporation and, as consideration for such purchase, would issue shares of preferred stock of the Corporation to the seller; and

WHEREAS, the Corporation deems it desirable to create a series of its authorized Preferred Stock to be known as “Series A Preferred Stock” for issuance in connection with such purchase and to file a certificate of designations with the Secretary of State of the State of Delaware in connection therewith;

NOW, THEREFORE, it is hereby:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, the powers, preferences, and rights, and qualifications, limitations or restrictions of the series, consisting of 130 shares, without par value, of the Corporation’s Preferred Stock are as set forth in the Corporation’s Certificate of Incorporation and in the certificate of designations to be filed with the Secretary of State of the State of Delaware with respect to such series of Preferred Stock (the “Certificate of Designations”) as follows:

1.                                      Designation and Amount.  The shares of such series of Preferred Stock shall be designated as “Series A Preferred Stock” (the “Series A Preferred Stock”), and the number of shares constituting such series shall be 130. The initial liquidation preference of the Series A Preferred stock shall be $100,000 per share (the “Liquidation Value”).

2.                                      Rank.  The Series A Preferred stock shall, with respect to rights on liquidation, winding up and dissolution, rank: (i) senior to both the Corporation’s

Common Stock, without par value (“Common Stock”), and to all classes and series of stock of the Corporation now or hereafter authorized, issued or outstanding which by their terms expressly provide that they are junior to the Series A Preferred Stock, or which do not specify their rank as to, distributions upon the liquidation, winding up and dissolution of the Corporation (collectively with the Common Stock, the “Junior Securities”); (ii) on a parity with each other class of capital stock or series of Preferred Stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series will rank on a parity with the Series A Preferred stock as to distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as “Parity Securities”), provided, however, that any such Parity Securities that were not approved by the holder of Series A Preferred Stock in accordance with Section 7 (b) hereof shall be deemed to be Junior Securities and not Parity Securities; and (iii) junior to each other class of capital stock or other series of preferred stock Issued by the Corporation after the date hereof the terms of which have been approved by the holders of the Series A Preferred Stock in accordance with Section 7(b) hereof end which specifically provide that such class or series will rank senior to the Series A Preferred Stock as to distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as “Senior Securities”).

3.                                      Dividends.  (a)  The holders of shares of the Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, only such dividends, if any, as may be declared by the Corporation’s Board of Directors.

(b)                                 (i)  So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the prior consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, declare, pay or set apart for payment any dividend or make any distribution or payment on Junior Securities, or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities, whether directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than dividends or distributions payable in additional shares of Junior Securities to holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any

Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities, and thereafter, neither the Corporation nor any corporation or other entity directly or indirectly controlled by the Corporation shall make any such declaration, payment, setting apart for payment, purchase, redemption, retirement or distribution, if, (i) any discretionary dividend on the Series A Preferred Stock has been declared by the Board of Directors but has not yet been paid or set aside for payment, or (ii) immediately after giving effect to such payment, the Corporation would have insufficient funds to redeem the Series A Preferred Stock as provided herein.

(ii)                                  So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the prior consent of the holders of at least two-thirds of the outstanding Series A Preferred Stock, declare, pay or set apart for payment any dividend or make any distribution or payment on any Junior Securities or Parity Securities, or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or retirement of, Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Parity Securities, whether directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than dividends or distributions payable in additional shares of Parity Securities to holders of Parity Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Parity Securities, and thereafter, neither the Corporation nor any Corporation or other entity directly or indirectly controlled by the Corporation shall make any such declaration, payment, setting apart for payment, purchase, redemption, retirement or distribution, if, (i) any discretionary dividend on the Series A Preferred Stock has declared by the Board of Directors but has not yet been paid or set aside for Payment, or (ii) immediately after giving effect to such payment, the Corporation would have insufficient funds to redeem the Series A Preferred Stock as provided herein.

4.                        Liquidation Preference.  (a)  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to 100% of the Liquidation Value for each share of Series A Preferred

Stock outstanding, plus an amount in cash equal to all declared but unpaid dividends, if any, thereon to the date of liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. If the liquidation payments payable to the holders of outstanding shares of Series A Preferred Stock are made, the holders of shares of Series A Preferred Stock then outstanding shall not be entitled to any further payment out of the assets of the Corporation remaining after such payment. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Preferred stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full.

(b)                                 For the purposes of this Section 4, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with any one or more other corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

5.                                      Redemption; Required Redemption.  (a)  The Corporation may, at its option, redeem in whole at any time or in part from time to time (and, if in part, by lot or pro rata from each holder as the Corporation shall elect), in the manner hereinafter provided, shares of Series A Preferred Stock, at a redemption price per share, payable in cash, equal to 100% of the sum of declared but unpaid dividends, if any, thereon.

(b)                                 (i)   In the event that the Corporation shall redeem shares of Series A preferred Stock pursuant to Section 5(a) hereof, notice of such redemption shall be mailed by first-class mail, postage prepaid, not less than 7 days or more than 15 days prior to the redemption date to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the Corporation; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares so to be redeemed except as to the holder to whom the Corporation has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed and the manner in which such shares were selected for redemption; (iii) the redemption price per share; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(ii)                                  Notice by the corporation having bean mailed as provided in Section 5(b)(i) hereof, and provided that on or before the applicable redemption date funds, if any, necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for or entitled to redemption, so as to be and to continue to be available therefor, then, from and after the redemption date (unless the Corporation defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid), said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the applicable redemption price) shall cease. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice of redemption shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price as aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

(c)                                  Each holder of series A Preferred Stock may, upon the giving of not less than 7 days’ written notice to the Corporation, require the corporation to redeem on any business day specified by such holder all or any portion of the shares of Series A Preferred stock held by such holder at a price per share, payable in cash, equal to 100% of the Liquidation Value of the shares to be purchased and redeemed plus 100% of the sum of declared but unpaid dividends, if any, thereon. Each such notice shall state: (i) the business day upon which the shares of series A Preferred Stock are to be redeemed; and (ii) the number of shares of Series A Preferred stock to be redeemed. Upon surrender at the Corporation’s principal executive offices of the certificates for any shares redeemed pursuant to this Section 5(c) (properly endorsed or assigned for transfer) and payment by the Corporation of the redemption price, all rights of the holder of such redeemed shares as a stockholder of the corporation shall cease. The right of each holder pursuant to this Section 5(c) may be exercised in whole at any time or in part from time to time.

6.                                      Reacquired Shares.  Shares of Series A Preferred stock that have been issued and reacquired in any manner, including shares reacquired by purchase, shall (upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”)) have the status of authorized, unissued and undesignated shares of Preferred Stock and may be redesignated and reissued as part of any class or series of Preferred Stock other than the Series A Preferred Stock.

7.                                      Voting Rights.  In addition to any voting rights provided by the DGCL, the holders of Series A Preferred Stock shall have the following voting rights:

(a)                                 General.  Except as required in this Section 7 and as otherwise required by the DGCL, shares of Series A Preferred Stock shall have no voting rights.

(b)                                 Voting Rights On Extraordinary Matters.  In addition to any vote or consent of stockholders required by the DGCL, the approval of holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting as a class, shall be required (i) to amend the Certificate of Incorporation of the Corporation to increase the authorized number of shares of Preferred Stock or to authorize the creation or issuance, or the increase in the authorized amount, of any Parity Securities or Senior Securities, or to authorize the creation or issuance of securities convertible into or exchangeable for, or options, warrants or other rights to acquire, any Parity Securities or Senior Securities, (ii) to reclassify any series of Junior Securities to Senior Securities or Parity Securities, (iii) to amend, repeal or change any of the provisions of the Certificate of Incorporation of the Corporation or the provisions of this Certificate of Designation in any manner that would alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect them adversely, including without limitation changing the voting percentage required for approval by the holders of Series

A Preferred Stock of the foregoing matters, (iv) otherwise to restrict the rights, preference or privileges of the Series A Preferred Stock, or (v) to authorize the consolidation or merger of the Corporation with or into another Person (whether or not the Corporation is the Surviving Person), or the sale, assignment, transfer, lease, conveyance or other disposal of all or substantially all of its properties or assets in one or more related transactions to another Person unless: (A) the corporation is the Surviving Person or the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (B) the Series A preferred Stock is converted into or exchanged for and becomes shares of the Surviving Person (if other than the corporation), having in respect of the Surviving Person substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the series A Preferred stock had immediately prior to such transaction and such corporation will have no class of shares either authorized or outstanding ranking prior to or on a parity with the Series A Preferred Stock except the same number of shares ranking prior to or on a parity with the Series A Preferred Stock and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding any such transaction.

8.                                      Conversion or Exchange.  Shares of Series A Preferred Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or series of Preferred Stock or any other class or classes of stock of the Corporation.

RESOLVED, that the Certificate or Designations, the form of which is attached hereto as Exhibit A, is hereby approved and adopted and the President and Treasurer, and such other officers as the aforesaid officers may from time to time designate (collectively, the “Designated Officers”), and each of them individually, are hereby authorized, directed end empowered, for and on behalf of the Corporation, to cause the Corporation to execute, acknowledge, file, record and otherwise cause to become effective the Certificate of Designations, and to execute such additional documents and to take such additional action as may be deemed by any Designated Officer to be necessary, appropriate or desirable to render the Certificate of Designations effective under Delaware law;

RESOLVED, that each of the Designated officers be, and hereby is, authorized to certify a copy of any written resolutions that have been adopted by the Board of Directors of the Corporation in connection with the Preferred Stock.

RESOLVED, that the Designated Officers, and each of them individually, are hereby authorized, directed and empowered, for and on behalf of the Corporation, to do and perform all acts and deeds as such Designated officers deem necessary, appropriate or reasonable to effectuate the purpose and intent of the foregoing preambles and resolutions, including but not limited to all acts in connection with the filing of the Certificate of Designations and the execution, acknowledgement, delivery, filing and/or recording of such documents, instruments and agreements such Designated officers deem necessary or advisable.

Dated: January 30, 1996

/s/ Vittorio De Zen	/s/ Sergio De Zen
Vittorio De Zen	Sergio De Zen

being all of the directors of

ROYAL PLASTICS GROUP (U.S.A.) LIMITED

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:53 PM 12/21/2007
FILED 02:53PM 12/21/2007
SRV 071354413 — 2506013 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ROYBRIDGE INVESTMENTS (U.S.A.) LIMITED, a Delaware corporation,

WITH AND INTO

ROYAL PLASTICS GROUP (U.S.A.) LIMITED, a Delaware corporation

Pursuant to Section 253(a) of the Delaware General Corporation Law (the “DGCL”), Royal Plastics Group (U.S.A) Limited, a corporation organized and existing under the laws of the State of Delaware (the “Company”), DOES HEREBY CERTIFY, as of December 20, 2007:

1.             That a Certificate of Incorporation of the Company was filed with the Secretary of State of Delaware pursuant to the DGCL on June 29, 1995.

2.             That the Company owns one hundred percent (100%) of the outstanding shares of common stock (the only outstanding class of stock) of Roybridge Investments (U.S.A.) Limited, a Delaware corporation (“Roybridge”), for which a Certificate of Incorporation was filed with the Secretary of State of Delaware pursuant to the DGCL on May 10,1995.

3.             That the Board of Directors of the Company, by resolutions duly adopted on the 20th day of December, 2007, has voted to effect a merger pursuant to Section 253 of the DGCL merging Roybridge with and into the Company (the “Merger”). A true and correct copy of such resolutions is annexed hereto as Exhibit A and incorporated herein by this reference. Said resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

4.             That the time when the Merger herein provided for shall become effective shall be 12:01 a.m., Eastern Time, on January 1, 2008.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed and attested by its daly authorized officer as of the day and year above written.

ROYAL PLASTICS GROUP (U.S.A.)
LIMITED
(a Delaware corporation):

By:	/s/ Scott Bates
Printed Name:	Scott Bates
Title:	Secretary

EXHIBIT A

Action of the Sole Director of Royal Plastics Group (U.S.A.) Limited

Taken by Written Consent in Lien of a Meeting

Pursuant to Section 141(f) of the Delaware General Corporation law, the undersigned, being the sole director of Royal Plastics Group (U.S.A.) Limited, a Delaware corporation (the “Company”), do hereby consent to and adopt the following resolutions, which action shall have the same force and effect as if taken by affirmative vote at a meeting of the Board of Directors of the Company duly called and held, and direct that this written consent to such action be filed with the minutes of the proceedings of the Board of Directors of the Company:

WHEREAS, the sole director of the Company has been presented with and reviewed a draft of that certain Agreement and Plan of Merger, dated as of December 20, 2007 (the “Plan of Merger”), by and between the Company and Roybridge Investments (U.S.A.) Limited, a Delaware corporation and wholly owned subsidiary of the Company (“Roybridge”), which sets forth the terms and conditions of the merger of Roybridge with and into the Company; and

WHEREAS, the sole director of the Company has deemed the Plan of Merger to be in the best interests of the Company, as Roybridge’s sole stockholder, and that pursuant thereto, Roybridge should be merged with and into the Company, with the Company being the surviving corporation (the “Merger”).

NOW, THEREFORE, BE IT RESOLVED, that all of the transactions set forth and contemplated by the Plan of Merger be, and hereby are, approved;

FURTHER RESOLVED, that the officers of the Company be, and each of them (acting alone) hereby is, authorized, empowered and directed to execute and deliver for and on behalf of the Company the Plan of Merger substantially in the form previously reviewed in draft form by the Board, with such changes, modifications, and supplements thereto as such officers (or any of them) shall deem necessary or desirable and in the best interests of the Company (with execution thereof by an officer of the Company being conclusive evidence of such approval);

FURTHER RESOLVED, that Roybridge be merged with and into the Company effective 12:01 a.m., Eastern Time, on January 1, 2008;

FURTHER RESOLVED, that the officers of the Company be, and each of them (acting alone) hereby is, authorized, empowered and directed to take such actions on behalf of the Company as such officer or officers deem necessary, advisable or appropriate in furtherance of the Merger;

FURTHER RESOLVED, that the officers of the Company be, and each of them (acting alone) hereby is, authorized, empowered and directed to prepare and execute a Certificate of Ownership and Merger, in the manner and form required by the Delaware General Corporation Law, to file said Certificate with the office of the Secretary of State of Delaware, to prepare and execute the Plan of Merger, and to prepare and execute all other documents and to take all such other actions which are in such officers’ or officer’s discretion deemed necessary to carry into effect the full intent and purpose of the resolutions heretofore adopted with respect to the Merger; and

FURTHER RESOLVED, that any and all lawful actions previously taken or caused to be taken by the officers of the Company, or any of them, in connection with the Merger are hereby acknowledged to be the duly authorized acts and deeds performed on behalf of the Company and are hereby approved, adopted, accepted and ratified in all respects.